UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Juris- diction of Incorporation	000-49839 (Commission File Number)	45-0478605 (IRS Employer Identification No.)

60 Hampshire Street
Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Exhibits
EXHIBIT INDEX
EX-10.1 Indenture of Lease dated June 8, 2005
EX-10.2 Form of Incentive Stock Option Agreement
EX-10.3 Form of Nonstatutory Stock Option Agreement

Item 1.01 Entry into a Material Definitive Agreement

A.	Indenture of Lease

     On June 8, 2005, Idenix Pharmaceuticals, Inc. (“Idenix”) entered into an indenture of lease (the “Lease”) with One Kendall Square Associates LLC pursuant to which Idenix leased approximately 36,513 square feet of office space at One Kendall Square, Cambridge, Massachusetts.

     The lease term is for a period of 54 months commencing on the earlier of: (i) 30 days after Idenix begins its use of the total leased premises; (ii) 90 days after Idenix first becomes entitled to occupy the premises for purposes of effecting leasehold improvements; or (iii) September 24, 2005. Idenix has an option, exercisable not later than 9 months prior to the expiration of the initial term, to extend the term of the Lease for one additional 48 month period.

     The annual base rent during the lease term is $821,542. In addition to the base rent, Idenix will be responsible for payment of certain operating expenses, including utilities, and real estate taxes.

     The Lease provides Idenix with rights of first offer with respect to certain expansion space on two of the floors that Idenix will occupy.

     The foregoing summary is subject to and qualified in its entirety by the Indenture of Lease attached to this Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

B.	2005 Stock Incentive Plan and related agreements

     On June 7, 2005, at the Idenix 2005 Annual Meeting of Stockholders, the Idenix stockholders approved the adoption of the 2005 Stock Incentive Plan (the “2005 Plan”). Certain key provisions of the 2005 Plan are summarized below:

Effective Date. The 2005 Plan was adopted by the Board of Directors on May 11, 2005 and will terminate on May 10, 2005

Shares Subject to the 2005 Plan. Subject to certain adjustments, 2,208,000 shares of Idenix common stock, par value $.001 per share (the “Common Stock”) may be issued pursuant to the 2005 Plan. Additionally, shares of Common Stock that are subject to awards outstanding under the Idenix Pharmaceuticals, Inc. 2004 Stock Incentive Plan that lapse, expire or terminate without issuance of the shares of Common Stock, not to exceed 792,000 shares, will also be available for issuance under the 2005 Plan.

Awards. The 2005 Plan provides for the grant of stock options, restricted stock awards, stock appreciation rights and other stock and stock-based awards to eligible participants.

Eligible Participants. Persons eligible to participate in and receive awards pursuant to the 2005 Plan include Idenix’s directors, officers, including named executive officers, employees, consultants and advisors and officers, directors, employees and advisors of Idenix’s subsidiaries and other business ventures in which Idenix has a significant interest.

Administration. The 2005 Plan will be administered by the Idenix Board of Directors. The Board of Directors has delegated authority to administer certain aspects of the 2005 Plan to its compensation committee. The Board of Directors has retained for itself such authority as it has determined is necessary to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors and to the extent applicable, the compensation committee shall have discretion (i) over all terms relating to awards; (ii) to adopt, amend and repeal administrative rules, guidelines and practices relating to the 2005 Plan; and (iii) to interpret the provisions of the 2005 Plan. Additionally, the Board of Directors may from time to time delegate to one or more of Idenix’s executive officers, subject to certain limitations, the authority to grant awards under the 2005 to certain eligible participants specifically excluding officers and executive officers of Idenix.

The foregoing summary of the 2005 Plan is subject to and qualified in its entirety by the Idenix Pharmaceuticals, Inc. 2005 Stock Incentive Plan included as Appendix B of the definitive proxy statement filed by Idenix with Securities and Exchange Commission on May 25, 2005 which is incorporated herein by reference.

Additionally, on June 7, 2005, the Board of Directors of Idenix adopted a form of incentive stock option agreement and a form of nonstatutory stock option agreement for use in the grant of stock option awards under the 2005 Plan. The forms of incentive stock option agreement and nonstatutory stock option agreement are attached to this Form 8-K as Exhibits 10.2 and 10.3, respectively.

Item 9.01 Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.
Date: June 13, 2005	By:	/s/ Andrea J. Corcoran
Andrea J. Corcoran
Executive Vice President, Legal and Administration

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Indenture of Lease dated June 8, 2005 by and between Idenix Pharmaceuticals, Inc. and One Kendall Square Associates LLC
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Nonstatutory Stock Option Agreement
10.4 *	2005 Stock Incentive Plan

*	Incorporated by reference to the Registrant’s Definitive 14A Proxy Statement filed on May 25, 2005.